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                                                                       Exhibit 3


DEAN HELLER
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4785
(775) 684- 5708


                           Certificate of Amendment
                      (Pursuant to NRS 78.385 and 78.390)



             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------

                        For Nevada Profit Corporations
                        ------------------------------

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

                              Remit in Duplicate





Name of corporation:                                     Newlands Oil & Gas Inc.

The articles have been amended as follows (provide article numbers, if available):

Article I : The Name of the corporation is: PC-EPhone, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%

Signatures (Required):


/s/ Douglas Yee                                  /s/ Negar Towfigh
--------------------------------                 -------------------------------
President or Vice President         and          Secretary or Asst. Secretary.

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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                           ARTICLES OF INCORPORATION

                                      OF

                            NEWLANDS OIL & GAS INC.

                                   ARTICLE I

The name of the corporation is Newlands Oil & Gas Inc. (the "Corporation").

                                  ARTICLE II

The purposes for which the Corporation is organized and its powers are to engage in all lawful business, and to have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                  ARTICLE III

The amount of total authorized capital stock which the Corporation shall have authority to issue is 50,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

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                                  ARTICLE IV

The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Nevada. The number of members of the Board of Directors shall be set in accordance with the Company's Bylaws; however, the initial Board of Directors shall consist of one member. The name and address of the person who shall serve as the director until the first annual meeting of stockholders and until his successors are duly elected and qualified is as follows:

Name                                  Address
----                                  -------

Allen Charles Sewell          #604 - 750 W. Pender Street
                              Vancouver, British Columbia
                              V6C 2T7 CANADA

                                   ARTICLE V

The name and address of the incorporator of the Corporation is Craig A. Stoner, 455 Sherman Street, Suite 300, Denver, Colorado 80203.

                                  ARTICLE VI

To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.037), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer.

                                  ARTICLE VII

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

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                                 ARTICLE VIII

The owners of shares of stock of the Corporation shall not have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares.

                                  ARTICLE IX

Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation.

                                   ARTICLE X

The initial resident agent of the Corporation shall be the Corporation Trust Company of Nevada, whose street address is 1 East 1st Street, Reno, Nevada 89501.

                                  ARTICLE XI

The provisions of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation.

                                  ARTICLE XII

One-third of the votes entitled to be cast on any matter by each shareholder voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter by shareholders.

                                 ARTICLE XIII

The holder of a bond, debenture or other obligation of the Corporation may have any of the rights of a stockholder in the Corporation to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.

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IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of
Incorporation this 15th day of June, 1998.


                                   By   /s/ Craig A. Stoner
                                     ------------------------------------
                                        Craig A. Stoner
                                        Incorporator

STATE OF COLORADO               )
                                )ss.
CITY AND COUNTY OF DENVER       )


Personally appeared before me this 15th day of June, 1998, Craig A. Stoner, who, being first duly sworn, declared that he executed the foregoing Articles of Incorporation and that the statements therein are true and correct to the best of his knowledge and belief.

My commission expires:                      Witness my hand and official seal.

       10/26/98                            /s/ Nancy J. Parks
----------------------------------        ----------------------------------
                                          Notary Public
                                          455 Sherman Street, Suite 300
                                          Denver, Colorado 80203

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                   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                               BY RESIDENT AGENT

The undersigned, Corporation Trust Company of Nevada, with address at One East First Street, Town of Reno, County of Washoe, State of Nevada, hereby accepts the appointment as Resident Agent of Newlands Oil & Gas Inc. in accordance with NRS 78.090.

In Witness Whereof, I have hereunto set my hand this 16th day of June, 1998.
                                                     -----

                                            CT CORPORATION SYSTEM

                                                 /s/ Marcia J. Sunahara
                                            ------------------------------------
                                                 Signature

                                                 Marica J. Sunahara
                                            ------------------------------------
                                                 Print Name

                                                 Special Asst. Secretary
                                            ------------------------------------
                                                 Title

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